Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION (IN WHOLE OR IN PART) IN, INTO OR

FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE

RELEVANT LAWS OF SUCH JURISDICTION

This announcement does not constitute an announcement of a firm intention to make an offer under Rule 2.5 of the Takeover Code. There can be no certainty that any offer will ultimately be made.

FOR IMMEDIATE RELEASE

News Corporation Proposes To The Board Of British Sky Broadcasting Group Plc A Cash Offer Of 700 Pence Per Share For The British Sky Broadcasting Group Plc Shares It Does Not Already Own

NEW YORK, NY, June 15, 2010 – News Corporation (“News Corp”) announces that it approached the Board of British Sky Broadcasting Group plc (“BSkyB”) on Thursday, 10 June 2010, and proposed making an offer to acquire the entire issued and to be issued share capital of BSkyB not already owned by it for 675 pence in cash per share subject to the conditions described in this announcement.

After News Corp made the proposal, the Independent Directors of BSkyB requested that News Corp enter into discussions with the objective of achieving an agreed proposal for the mutual benefit of all shareholders. Following these discussions, News Corp increased the proposal to 700 pence in cash per share (the “Proposal”).

News Corp and the BSkyB Independent Directors have been unable to reach a mutually agreeable price at the current time. However, both parties have agreed to work together to proceed with the regulatory process in order to facilitate a proposed transaction and, accordingly, we have agreed to enter into a Cooperation Agreement, details of which are set out below.

News Corp has been a major shareholder in BSkyB for over twenty years and has had Board representation throughout that period. News Corp currently owns 686,021,700 BSkyB shares, representing 39.1% of BSkyB’s issued share capital.

Highlights of the Proposal

•	News Corp proposes to the Independent Directors of BSkyB an offer of 700 pence in cash per share for the shares in BSkyB that it does not already own.

•	The Proposal is at an attractive price and represents:

¡	a premium of approximately 22.0% to BSkyB’s share price of 574 pence at the close of business on 9 June 2010, being the day prior to News Corp’s approach to the BSkyB Board;

¡	a premium of approximately 27.5% to the average closing price of approximately 549 pence for the twelve month period to 9 June 2010, being the day prior to News Corp’s approach to the BSkyB Board; and

¡

a multiple of approximately 11.8 times BSkyB’s earnings before interest, tax, depreciation and amortisation of £1,139 million (US$1,686 million) for the pro-forma twelve month period ended 31 March 2010.

•	The Proposal values the fully diluted share capital of BSkyB, excluding the shares already owned by News Corp, at approximately £7.8 billion (US$11.5 billion).

Chase Carey, Deputy Chairman, President and Chief Operating Officer, News Corp, commented:

“We are proud of the success BSkyB has achieved over the years and of the many innovations it has brought to consumers in the UK and Ireland. That success is reflected in its strong public market valuation. Our increased proposal represents both an attractive valuation at approximately 11.8 times EBITDA for the twelve months to 31 March 2010 and a premium of 27.5% over BSkyB’s average share price for the last twelve months prior to our approach.

“We believe that this is the right time for BSkyB to become a wholly-owned part of News Corporation with its greater scale and broader geographic reach. For News Corporation, our Proposal presents an opportunity to consolidate a core business with which we have been closely associated for over two decades. News Corporation will also benefit from increasing the geographic diversification of our earnings base, reducing our exposure to cyclical advertising revenues and increasing our direct consumer subscription revenues.

“However, we are taking a disciplined approach to this transaction, recognising both the market valuation of BSkyB and our substantial existing ownership.

“It goes without saying that we are a committed shareholder and are fully supportive of the talented management team and exceptional people at the company.”

News Corp plans to finance its proposed offer by using a significant portion of the available cash on its balance sheet plus borrowed funds.

FURTHER INFORMATION ON NEWS CORP

News Corp is a diversified global media company with operations in eight industry segments: filmed entertainment; television; cable network programming; direct broadcast satellite television; integrated marketing services; newspapers and information services; book publishing; and other. News Corp has a market capitalisation of approximately US$35 billion, had total assets as of 31 March 2010 of approximately US$55 billion and total annual revenues of approximately US$30 billion for the fiscal year ended 30 June 2009. The activities of News Corp are conducted principally in the United States, Continental Europe, the United Kingdom, Australia, Asia and Latin America.

IMPORTANT NOTICE

News Corp’s Proposal is subject, inter alia, to the following pre-conditions:

•	clearance of the proposed transaction by the EC and any other relevant competition or regulatory authority; and

•	News Corp obtaining satisfactory financing.

News Corp’s preliminary assessment suggests that the thresholds for notification under the EC Merger Regulation are met and, as a result, merger filings will be required. Relevant documentation is expected to be filed with anti-trust and other regulatory bodies as soon as possible.

Pursuant to the Cooperation Agreement, News Corp and the Independent Directors of BSkyB have agreed:

•	to cooperate in obtaining all relevant competition and other regulatory approvals. News Corp is not required to agree to any undertaking, commitment or assurance in relation to any such approval.

•	a standstill under which News Corp will not (except with the agreement of the Independent Directors of BSkyB or in other specified circumstances):

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until the earlier of two months after grant of the merger clearances, payment of the Break Fee described below, and 31 December 2011, acquire or offer to acquire an interest in BSkyB shares or make an offer for all or any part of the share capital of BSkyB or take action that would require it to make any takeover or similar transaction involving the securities of BSkyB.

¡

until the earlier of five months after grant of the merger clearances, payment of the Break Fee described below, and 31 December 2011 (the “Standstill Period”), make an offer for all or any part of the share capital of BSkyB (other than an offer that is conditional upon News Corp and its associates acquiring shares carrying 70% or more of the voting rights of BSkyB) or take action that would require it to make any takeover or similar transaction involving the securities of BSkyB.

•

that, until the earlier of the payment of the Break Fee and expiry of the Standstill Period, BSkyB will not request that the Panel on Takeovers and Mergers (the “Panel”) imposes a time limit for News Corp to clarify its intentions with regard to BSkyB pursuant to Rule 2.4(b) of the City Code on Takeovers and Mergers (the “Takeover Code”).

•	News Corp will pay to BSkyB a break fee (the “Break Fee”) equal to 0.5% of the value of an offer were one to have been made at the Proposal price (approximately £38.5 million, or US$57.0 million) if:

¡	certain merger control and competition clearances are unconditionally granted or granted subject to agreement to a non-material remedy prior to 31 December 2011; and

¡

News Corp does not announce an offer pursuant to Rule 2.5 of the Takeover Code at the Proposal price or such higher price that is permitted by the Panel or such lower price that is agreed with the Independent Directors of BSkyB (a “Firm Offer Price”) within five months following such clearance; or

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News Corp announces, prior to the conclusion of the processes required to achieve all merger control and competition clearances, that it does not intend to announce a firm offer at the Firm Offer Price or the Takeover Code applies in such a way as to restrict News Corp from doing so in any such case prior to 31 December 2011.

•

the Break Fee may be distributed to BSkyB shareholders other than News Corp and its affiliates if so determined by the Independent Directors of BSkyB, and News Corp has agreed to vote in favour of any resolution to give that effect.

•

the Break Fee is not payable in the event that (i) BSkyB has committed a wilful or intentional breach of its warranties or representations or obligations under the Cooperation Agreement, or (ii) a transaction is publicly disclosed (including a possible offer from a third party) prior to 31 December 2011 which would be an alternative to, inconsistent with or reasonably likely to preclude News Corp from implementing an acquisition of the whole of BSkyB and subsequently becomes wholly unconditional (the “Non-Pay Events”). The standstill described above will cease to apply in the event BSkyB commits a wilful breach of the Cooperation Agreement that is not remedied.

•

News Corp will reimburse BSkyB in respect of expenses reasonably incurred up to a maximum of £20 million (US$29.6 million) in the event that the merger clearances are not granted, unless one of the Non-Pay Events has occurred.

News Corp reserves the right to:

(i) make an offer at any time at a value below 700 pence per BSkyB share: (a) with the agreement and recommendation of the Independent Directors of BSkyB; or (b) to the extent that BSkyB declares, makes or pays any dividend in excess of 19.50 pence per share in respect of the financial year ending 30 June 2010 or to the extent that BSkyB declares, makes or pays a dividend in excess of the daily pro-rata portion of an annual equivalent of 21.45 pence per share in respect of any part of the financial year ending 30 June 2011; and/or

(ii) vary the form and/or mix of consideration as set out above and/or introduce other forms of consideration such as securities in substitution for all or part of the cash consideration; and/or

(iii) waive in whole or in part any of the pre-conditions to the making of an offer referred to above.

The proposed offer would be made by News Corp or a wholly-owned subsidiary of News Corp. It is News Corp’s current intention to effect the transaction by means of a scheme of arrangement under Part 26 of the Companies Act 2006. However, News Corp reserves the right to proceed by way of a takeover offer subject to the Takeover Code. Any offer will be made solely by certain offer documentation, which will set out the full terms and conditions of any offer.

This announcement does not amount to a firm intention to make an offer under Rule 2.5 of the Takeover Code. There can be no certainty that any offer will ultimately be made even if the above pre-conditions are satisfied or waived.

A copy of this announcement will be available on News Corp’s website at www.newscorp.com.

Deutsche Bank and J.P. Morgan Cazenove are acting as financial advisers to News Corp.

News Corp will hold an analyst and investor call with respect to the proposed offer for BSkyB at 8.30 EDT / 13.30 BST today, 15 June 2010. A live and recorded webcast will be available from www.newscorp.com.

Telephone details are as follows:

UK and International: +1 (612) 332 0530

US and toll free: (800) 230 1096

Password: NEWS

An audio replay of the analyst and investor call will be available from 11.00 EDT today until 23.59 EDT on 28 June 2010 from the following dial in numbers:

UK and International: +1 (320) 365 3844

US and toll free: (800) 475 6701

Access code: 162124

Enquiries:

News Corporation Alice Macandrew Telephone: +44 (0)20 7782 6013 Teri Everett Telephone: +1 (212) 852 7070	Investors and analysts Reed Nolte Telephone: +1 (212) 852 7092 Tony Santabarbara Telephone: +1 (212) 852 7840
Deutsche Bank Gavin Deane James Agnew Telephone: +44 (0)20 7545 8000	J.P. Morgan Cazenove Charles Harman Dwayne Lysaght Telephone: +44 (0)20 7588 2828

Nothing in this announcement is intended to be a profit forecast and the statements in this announcement should not be interpreted to mean that the earnings per News Corp share for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period.

Further information

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin – Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the FSA. Details about the extent of Deutsche Bank AG’s authorisation and regulation by the FSA are available on request. Deutsche Bank AG, London Branch is acting as financial adviser to News Corp and no one else in connection with the contents of this announcement and the Proposal and will not be responsible to any person other than News Corp for providing the protections afforded to clients of Deutsche Bank AG, London Branch, nor for providing advice in relation to the Proposal or any matters referred to herein.

J.P. Morgan plc, which conducts its UK investment banking business as J.P. Morgan Cazenove and is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting for News Corp and for no one else in connection with the matters set out in this announcement and the Proposal and will not be responsible to anyone other than News Corp for providing the protections afforded to clients of J.P. Morgan plc nor for providing advice in relation to the Proposal or any matters set out in this announcement.

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to this announcement or otherwise. Any offer will be made solely by certain offer documentation which will contain the full terms and conditions of any offer, including details of how it may be accepted.

This announcement has been prepared in accordance with English law and the Takeover Code and information disclosed may not be the same as that which would have been prepared in accordance with the laws of jurisdictions outside England.

The distribution of this announcement in jurisdictions other than the United Kingdom and the availability of any offer to shareholders of BSkyB who are not resident in the United Kingdom may be affected by the laws of relevant jurisdictions. Therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom or shareholders of BSkyB who are not resident in the United Kingdom will need to inform themselves about, and observe, any applicable requirements.

Forward-looking statements

Certain statements made in this announcement that are not based on current or historical facts are forward-looking in nature including, without limitation, statements preceded, followed by or containing the words “believes,” “anticipates,” “plans,” “projects,” “intends,” “expects,” “estimates,” “predicts,” and words of similar import or the negative thereof. All statements other than statements of historical facts including, without limitation, those regarding News Corp’s or BSkyB’s financial position or News Corp’s business strategy, plans and objectives of management for future operations (including development plans and objectives) or News Corp’s Proposal to acquire the shares it does not currently own in BSkyB and the potential consummation thereof are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results to be materially different from future events, results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding News Corp’s and BSkyB’s present and future business strategies and the environment in which News Corp and BSkyB will operate in the future. These forward-looking statements speak only as at the date of this announcement. News Corp expressly disclaims any obligation or undertaking (other than under applicable law, rule or regulation) to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any changes in the News Corp’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. For additional information on these and other factors that could affect News Corp’s forward-looking statements, see News Corp’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including News Corp’s most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

Additional information

This announcement is provided for informational purposes only, and it is not a solicitation of a proxy or an offer to purchase, or a solicitation of an offer to sell, shares of BSkyB or News Corp. Subject to future developments, News Corp may file documents with the SEC in connection with the proposed combination, including, but not limited to, a proxy statement on Schedule 14A, a registration statement and/or a tender offer statement on Schedule TO. If any such filings are made, shareholders of News Corp are urged to read such filings, and any other filings made by News Corp with the SEC in connection with the potential combination (if and when they become available), because such filings will contain important information about News Corp, BSkyB and the potential combination. Those documents, if and when they become available, as well as News Corp’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at News Corp’s website at www.newscorp.com or by directing the request to News Corp, 1211 Avenue of the Americas, New York, New York 10036, Attention: Reed Nolte, by telephone at +1 212 852 7092 or by email at investor@newscorp.com.

Dealing disclosure requirements

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

APPENDIX I

BASES AND SOURCES OF INFORMATION

•	Closing share prices are sourced from Datastream, and refer to prices at close on 9 June 2010, the day prior to News Corp’s approach to the Board of BSkyB, unless otherwise stated.

•	US$/£ exchange rate of 1.48.

•

News Corp’s current shareholding in BSkyB of 686,021,700 shares as at 29 July 2009, sourced from BSkyB’s Annual Report for the 2009 financial year. Under the terms of the 2005 Voting Agreement signed by BSkyB, News Corp and certain of their affiliates, the voting interest of News Corp (including its affiliates and any parties acting in concert with it) in BSkyB is limited to 37.19%. The provisions of the Voting Agreement cease to apply on a change of control of BSkyB and in certain other circumstances.

•	Twelve month arithmetic average closing price of approximately 549 pence sourced from Datastream over the period from 10 June 2009 until 9 June 2010 inclusive. Average only includes trading days.

•

The acquisition multiple of approximately 11.8 times BSkyB’s Adjusted EBITDA for pro-forma twelve month period ended 31 March 2010 calculated as ratio of Enterprise Value (as defined below) to Adjusted EBITDA for the pro-forma twelve month period ended 31 March 2010 (as defined below).

•	BSkyB’s Adjusted EBITDA for the pro-forma twelve month period ended 31 March 2010 of £1,139 million (US$1,686 million) is calculated as:

¡	“Adjusted EBITDA” as reported by BSkyB for the financial year to 30 June 2009 of £1,071 million (US$1,585 million) (sourced from BSkyB’s financial year 2009 earnings release)

¡	Less: “Adjusted EBITDA” as reported by BSkyB for the 9 months to 31 March 2009 of £800 million (US$1,184 million) (sourced from BSkyB’s earnings release for the 9 months ended 31 March 2010)

¡	Add: “Adjusted EBITDA” as reported by BSkyB for the 9 months to 31 March 2010 of £868 million (US$1,285 million) (sourced from BSkyB’s earnings release for the 9 months ended 31 March 2010)

•	BSkyB’s Enterprise Value is calculated as:

¡	(a) the equity value based on the Proposal price of 700 pence per share and fully diluted share capital of 1,800,004,829, comprising:

¡	1,752,842,599 ordinary shares in issue as reported on BSkyB’s Form 20-F as filed with the US Securities and Exchange Commission on 31 July 2009; and

¡

47,162,230 options which have exercise prices at or below 700 pence, assuming that options are exercisable at the mid-point of their respective exercise price ranges, with all figures as reported by BSkyB in its Annual Report for the 2009 financial year

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(b) add: net debt of £1,394 million (US$2,063 million) as at 31 March 2010, as reported by BSkyB in its earnings release for the 9 months ended 31 March 2010 (such figure excludes £233 million (US$345 million) of litigation proceeds from EDS)

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(c) less: net cash proceeds from the EDS settlement of £281 million (US$416 million), being the £233 million (US$345 million) previously not recognised by BSkyB as cash plus £48 million (US$71 million) additional settlement proceeds (being the difference between the £318 million (US$471 million) final settlement announced by BSkyB on 7 June 2010 and the £270 million (US$400 million) interim payment as reported by BSkyB in its earnings release for the 9 months ended 31 March 2010)

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(d) less: £90 million (US$134 million) of cash proceeds from the exercise of in-the-money share options referred to in part (a) above, calculated based on BSkyB’s Annual Report for the 2009 financial year

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(e) less: value of stake in ITV plc, calculated as the product of the 291,684,730 shares attributable to BSkyB at 3 March 2010 (as reported by ITV plc in its 2009 Annual Report) and the 52.75 pence per share closing price for ITV plc.

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The Proposal values BSkyB’s fully diluted share capital, excluding the shares already owned by News Corp, at £7.8 billion (US$11.5 billion), based on a Proposal price of 700 pence per share and 1,113,983,129 fully diluted shares, comprising:

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1,066,820,899 BSkyB shares in issue and not already held by News Corp, being the difference between 1,752,842,599 BSkyB shares in issue (sourced as above) and the 686,021,700 shares already owned by News Corp (sourced as above); and

¡	47,162,230 options which have exercise prices at or below 700 pence (sourced as above).

•	The break fee of approximately £38.5 million (US$57.0 million) is calculated as 0.5% of the value of an offer were one to have been made at 700 pence per share, calculated as the sum of:

¡

the value of the issued and outstanding BSkyB shares not already held by News Corp, calculated based on a Proposal price of 700 pence per share and 1,066,820,899 shares issued and outstanding and not already held by News Corp (being the difference between the 1,752,842,599 BSkyB shares in issue and the 686,021,700 shares already held by News Corp, with both figures sourced as above); and

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see-through value of £239,879,749 (US$355,022,029) for the options which have exercise prices at or below 700 pence, assuming that options are exercisable at the mid-point of their respective exercise price ranges, as reported by BSkyB in its Annual Report for the 2009 financial year.

•

News Corp’s market capitalisation of approximately US$35 billion is calculated based on closing prices of $12.72 for News Corp’s Class A Common Stock and $14.82 for News Corp’s Class B Common Stock. News Corp’s shares outstanding (1,822,182,953 Class A Common shares and 798,520,953 Class B Common shares outstanding) are as at 30 April 2010 and are sourced from News Corp’s quarterly report filed on Form 10-Q with the US Securities and Exchange Commission on 5 May 2010.

•	News Corp’s total assets of $55 billion are as at 31 March 2010 and are sourced from News Corp’s quarterly report filed on Form 10-Q with the US Securities and Exchange Commission on 5 May 2010.

•	News Corp’s revenues of $30 billion for the year ended 30 June 2009 are sourced from News Corp’s annual report filed on Form 10-K with the US Securities and Exchange Commission on 12 August 2009.

END